United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(63,830)
Unrealized Gain (Loss) on Market Value of Futures	4,046,450
Dividend Income	1,860
Interest Income	759
Total Income (Loss)	$3,985,239

Expenses
General Partner Management Fees	$50,442
SEC & FINRA Registration Expense	10,113
Tax Reporting Fees	9,827
Audit Fees	7,192
NYMEX License Fee	1,261
Non-interested Directors' Fees and Expenses	965
Prepaid Insurance Expense	691
Brokerage Commissions	567
Legal Fees	275
Total Expenses	$81,333
Net Income (Loss)	$3,903,906

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/13	$98,674,539
Net Income (Loss)	3,903,906

Net Asset Value End of Month	$102,578,445
Net Asset Value Per Unit (2,500,000 Units)	$41.03

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612